Exhibit 10.1
AMENDMENT TO SUBSCRIPTION AGREEMENT
    This Amendment to Subscription Agreement (this “Amendment”) is entered into as of May 19, 2026, by and between Ares Real Estate Income Trust Inc., a Maryland corporation (the “Company”) and Ares Apogee Finance HoldCo L.P., a Delaware limited partnership (“Apogee SPV”). Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Subscription Agreement (as defined in Recital A below).
RECITALS
A.The Company and Apogee SPV are parties to that certain Subscription Agreement, dated as of October 17, 2025 (the “Subscription Agreement”) pursuant to which Apogee SPV purchased $200,000,000 of Class B Common Shares, which is referred to in the Agreement as the Purchase.
B.Apogee SPV has determined to make an additional purchase of $100,000,000 of Class B Common Shares.
C.The Company and Apogee SPV desire to amend the Subscription Agreement as more particularly set forth herein to reflect the additional purchase.
AGREEMENT
    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.The following is hereby inserted at the end of the first paragraph of the Subscription Agreement.
Apogee SPV, as of May 19, 2026, further agrees to purchase Class B Common Shares of the Company in a purchase amount equal to $100,000,000 pursuant to the terms and conditions of this Subscription Agreement. For the avoidance of doubt, such Class B Common Shares shall also be considered “Securities” for the purposes of this Agreement.
2.The following is hereby inserted as Section 13 to the Subscription Agreement.
13. Subject to the provisions in this Subscription Agreement, Apogee SPV hereby agrees to purchase from the Company $100,000,000 of Class B Common Shares (the “Upsize Purchase”) on May 19, 2026 (the “Upsize Purchase Date”) for such Securities (the “Upsize Purchase Securities”) to be issued by the Company on June 1, 2026 (the “Upsize Issuance Date”).

a. Apogee SPV shall make the Upsize Purchase pursuant to the terms of this Subscription Agreement in U.S. dollars by wire transfer of immediately available funds prior to the Upsize Issuance Date.
b.In exchange for the Upsize Purchase pursuant to the terms of this Subscription Agreement, the Company shall issue to Apogee SPV a number of Class B Common Shares equal to the Upsize Purchase amount divided by a share price equal to the NAV per share of Class I-PR common stock, par value $0.01 per share, of the Company, as of April 30, 2026, as determined pursuant to the Company’s Valuation Procedures (as defined in the Charter) and Multiple Class Plan (as defined in the Charter).
c.Apogee SPV hereby makes to the Company the representations and warranties set forth in Sections 2(a)–(j) of this Subscription Agreement as of the Upsize Purchase Date with respect to the Upsize Purchase Securities.
d.The Company hereby makes to Apogee SPV the representations and warranties set forth in Sections 4(a)–(e) of this Subscription Agreement as of the Upsize Purchase Date with respect to the Upsize Purchase Securities.
3.The following supersedes and replaces Sections 5(a)–(c) of the Subscription Agreement in their entirety.
5(a). The Securities, including, for the avoidance of doubt, the Upsize Purchase Securities (as defined in Section 13 below), will be subject to a three-year lock-up that began on the original Purchase Date of October 17, 2025 and will end on the three-year anniversary thereof (such date, the “Liquidity Date”).
5(b). On or after the Liquidity Date, Apogee SPV may request to have the Securities, including the Upsize Purchase Securities, redeemed by the Company pursuant to the Company’s share redemption program (as amended from time to time, the “SRP”) (but only during the last month of any calendar quarter, such that redemptions satisfied will be satisfied on the first business day following such calendar quarter, consistent with the SRP) provided that such requests will be subordinate to requests from all other common stockholders who have properly submitted a redemption request for such month in accordance with the SRP (each, an “Optional SRP Repurchase”). Notwithstanding this subsection, in the event that the Securities, including the Upsize Purchase Securities, are held by a non-affiliate of Ares Commercial Real Estate Management LLC (the “Advisor”), or the Advisor is no longer the external advisor to the Company, then the foregoing shall terminate and be of no further force or effect and instead, on or after the Liquidity Date, Apogee SPV may request to have additional Securities, including the Upsize Purchase Securities, redeemed by the Company pursuant to the SRP pari passu with all other stockholders of the Company. Any repurchases made in satisfaction of an Optional SRP Repurchase for a given quarter will be made as of the first business day of the following quarter (consistent with the SRP).
5(c). In addition, on or after the Liquidity Date, Apogee SPV may require the Company to repurchase on a monthly basis, at a price per share equal to the most recently determined NAV per share as of the repurchase date, up to $7,500,000 of Securities, including Upsize Purchase Securities (each, an “Optional Non-SRP Repurchase” and collectively with an Optional SRP Repurchase, an “Optional Repurchase”) per quarter that is not subject to, nor eligible for redemption under, the terms of the SRP. The timing of such requests, and the satisfaction of such requests, shall match the timing of the SRP. Any of such amounts not requested for redemption during a quarter will not roll forward to the next quarter.
4.The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties.
5.This Amendment shall be construed and enforced in accordance with the choice of law provisions in the Subscription Agreement, without regard to conflict of law rules.
6.The parties acknowledge and agree that except as set forth herein, all other terms of the Subscription Agreement are reaffirmed and shall remain in full force and effect.
7.Any provision of this Amendment which is invalid or unenforceable in any jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
8.This Amendment may be executed by pdf format scanned signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts will be construed together, be deemed an original, and will constitute one and the same instrument. The parties hereto hereby agree that this Amendment may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the parties further agree that this Amendment, or any part thereof, will not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

[Signature page follows]

IN WITNESS WHEREOF, the parties have hereunto set their respective hands the day and year first above written.

“COMPANY”
ARES REAL ESTATE INCOME TRUST INC.
By:	/s/ Taylor M. Paul
Name:	Taylor M. Paul
Title:	Managing Director, Chief Financial Officer and Treasurer

“APOGEE SPV”
ARES APOGEE FINANCE HOLDCO L.P. By: Ares Apogee Finance HoldCo GP LLC, its general partner By: Ares Apogee 2025 GP, LLC, its sole member
By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory